UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: March 5, 2025

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On March 5, 2025, NovaBay Pharmaceuticals, Inc. (the “Company”) and Sabby Volatility Warrant Master Fund Ltd. (“Sabby”) entered into a Confidential Settlement and Release Agreement (the “Sabby Settlement Agreement”). The Sabby Settlement Agreement memorializes the terms and conditions for a settlement of certain disputed matters relating to Company warrants held by Sabby with an aggregate of 636,363 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), underlying such warrants (the “Sabby Warrants”). The disputed matters, among other things, included Sabby seeking to exercise certain buyout rights under the Sabby Warrants, prior to the expiration of such provisions, which certain rights have, in any case, expired on February 16, 2025, thirty (30) days following the closing of the Company’s sale of substantially all of its assets on January 17, 2025.

The Sabby Settlement Agreement provides for: (i) a commitment by Sabby to exercise certain of the Sabby Warrants within three (3) business days following the execution of the Sabby Settlement Agreement at the exercise price of $0.66 per share of Common Stock (the “Warrant Exercise”) to purchase an aggregate of 263,892 shares of the underlying Common Stock, which is equal to approximately 4.99% of the Company’s outstanding Common Stock (the “Exercised Shares”) and (ii) a commitment by the Company following the Warrant Exercise to purchase the Sabby Warrants having an aggregate of 1,008,834 shares of Common Stock underlying such warrants that remained unexercised for an aggregate cash payment from the Company to Sabby of $1,125,000 (the “Warrant Purchase”), which amount is subject to possible future upward adjustment as discussed below. Following the execution of the Sabby Settlement Agreement, the Warrant Exercise was promptly completed on March 6, 2025, followed by the completion of the Warrant Purchase on the next day, March 7, 2025.

The Sabby Settlement Agreement also provides for commitments by Sabby with respect to its ownership of the Exercised Shares, which include: (i) continuing to remain the record and beneficial owner of the Exercised Shares until the record date of March 18, 2025 (the “Record Date”) for the Company’s special meeting of stockholders scheduled to be held on April 16, 2025 (the “Special Meeting”) where Company stockholders will be asked to consider and vote upon whether to approve the liquidation and dissolution of the Company under Delaware law (the “Dissolution”) pursuant to a Plan of Complete Liquidation and Dissolution of the Company; (ii) voting all shares of Common Stock that it owns as of the Record Date, including the Exercised Shares, in favor of the proposal seeking approval of the Dissolution at the Special Meeting (the “Voting Commitment”); and (iii) limiting the amount of shares of Common Stock that it would sell from the Record Date until the date of the Special Meeting. To the extent that the Voting Commitment is not satisfied, then Sabby would be required to make a one-time payment of $425,000 in liquidated damages to the Company.

Under the Sabby Settlement Agreement, Sabby agreed that it shall not initiate any claims, either directly or indirectly, or participate in any proceedings against or involving the Company, and it shall not oppose or initiate any claim against the Company in connection with the Company seeking the Dissolution of the Company. The Sabby Settlement Agreement also includes a “most favored nations” provision that would increase the amount paid to Sabby for the Warrant Purchase if any other holder of Company Common Stock purchase warrants receives a higher amount per underlying warrant and a mutual release of all claims by the Company and Sabby against each other, without an admission of liability by either party.

On March 10, 2025, the Company also entered into a Confidential Settlement and Release Agreement (the “Bigger Settlement Agreement”) with Bigger Capital Fund, LP (“Bigger”) and a Confidential Settlement and Release Agreement (the “District 2 Settlement Agreement”) with District 2 Capital Fund LP (“District 2”), which are commonly controlled entities. The Bigger Settlement Agreement and the District 2 Settlement Agreement were each entered into to memorialize certain disputed matters relating to certain Common Stock purchase warrants held by Bigger with an aggregate of 318,181 shares of Common Stock underlying such warrants (the “Bigger Warrants”) and by District 2 with an aggregate of 318,181 shares of Common Stock underlying such warrants (the “District 2 Warrants”). The Bigger Warrants and the District 2 Warrants all have a per share exercise price of $0.66 per share. The disputed matters, among other things, included Bigger and District 2 seeking to exercise certain buyout rights under their respective Bigger Warrants and District 2 Warrants, prior to the expiration of such provisions, which certain rights have, in any case, expired on February 16, 2025, thirty (30) days following the closing of the Company’s sale of substantially all of its assets on January 17, 2025.

The Bigger Settlement Agreement and District 2 Settlement Agreement provide for the same terms, conditions, obligations, commitments and mutual releases as the Sabby Settlement Agreement described above, except that under the terms of the Bigger Settlement Agreement and District 2 Settlement Agreement:

●	Bigger and District 2 will exercise each of their respective warrants to purchase 131,946 shares of Common Stock, which is equal to approximately 2.49% outstanding shares of Common Stock (or for an aggregate of 263,892 shares of Common Stock, or approximately 4.99% of outstanding shares of Common Stock when combining the exercised shares by Bigger and District 2);
●	the Company will, following the exercise by Bigger and District 2 of their warrants, then complete the purchase of the Bigger Warrants having an aggregate of 504,416 shares of Common Stock that remained unexercised and the District 2 Warrants having an aggregate of 504,416 shares of Common Stock that remained unexercised (an aggregate of 1,008,832 unexercised shares of Common Stock from both Bigger and District 2) for a cash payment from the Company to each of Bigger and District 2 of $344,924.04 (or for an aggregate payment to both Bigger and District 2 of approximately $689,848.08); and
●
the amount of liquidated damages payable to the Company if either Bigger or District 2 does not satisfy their respective Voting Commitment to the Company will be $150,000 (or an aggregate of $300,000, if both Bigger and District 2 fail to satisfy their Voting Commitment).

The foregoing description of the terms, conditions, obligations, commitments and mutual releases of the Sabby Settlement Agreement, the Bigger Settlement Agreement, and the District 2 Settlement Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the Sabby Settlement Agreement, the Bigger Settlement Agreement, and the District 2 Settlement Agreement, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1*	Confidential Settlement and Release Agreement, dated March 5, 2025, by and between NovaBay Pharmaceuticals, Inc. and Sabby Volatility Warrant Master Fund Ltd.
10.2*	Confidential Settlement and Release Agreement, dated March 10, 2025, by and between NovaBay Pharmaceuticals, Inc. and Bigger Capital Fund, LP
10.3*	Confidential Settlement and Release Agreement, dated March 10, 2025, by and between NovaBay Pharmaceuticals, Inc. and District 2 Capital Fund LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules were omitted as well as certain confidential portions of the agreement by means of marking such portions with brackets (due to such confidential portions not being material and being the type of information that the Company treats as private or confidential) pursuant to Item 601 of Regulation S-K promulgated by the SEC. The Company agrees to supplementally furnish a copy of any omitted schedule or confidential portions of an exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: March 11, 2025